Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular Inc.

781.221.2266 x106

jpellegrino@lemaitre.com

LeMaitre Vascular Q3 2010 Sales $13.7mm (+6% Organic) & Record Op. Income $2.0mm

BURLINGTON, MA, October 28, 2010 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today announced Q3 2010 financial results. The Company posted sales of $13.7mm, a 76.1% gross margin and record operating income of $2.0mm. The Company increased its Q4 and full-year 2010 top- and bottom-line guidance. Separately, the Company announced the upcoming transfer of its polyester graft production to Burlington.

Q3 2010 sales increased 6% on an organic basis and 2% as reported, versus Q3 2009. Vascular was up 15% organically, General Surgery increased 8% and Endovascular was down 13%. On a reported basis, Vascular was up 12%, General Surgery increased 1% and Endovascular was down 18%. Vascular accounted for 73% of sales, benefiting from strong valvulotome growth, higher ASPs and a larger domestic sales force.

The Company reported a 76.1% gross margin in Q3 2010, up from 73.0% in Q3 2009. This increase was driven by manufacturing efficiencies, higher ASPs and a favorable mix (65% of Q3 2010 sales were in the Americas versus 58% in the prior year quarter).

Q3 2010 operating income was a record $2.0mm versus $1.3mm in Q3 2009, resulting in a record 15% operating margin. Q3 2010 net income was a record $1.5mm or $0.09 per diluted share, versus $1.3mm, or $0.08 per diluted share in Q3 2009.

At September 30, 2010 cash and marketable securities totaled $27.6mm. Excluding share repurchases, the Company’s cash increased by $2.1mm during Q3 2010, the result of $1.5mm in net income and $0.6mm of depreciation, amortization and stock-based compensation.

George W. LeMaitre, Chairman & CEO said, “Our record profits and operating margin were driven by a post-IPO record gross margin and tight expense control. In fact, operating expenses decreased 1% versus Q3 2009. Separately, we have been working on two initiatives which I believe will cut costs, improve strategic focus and increase our growth rate. First, we will be closing our Brindisi, Italy factory and transferring our vascular graft production to Burlington. Centralizing production should reduce costs significantly. Second, in order to focus on our higher growth vascular business, we will be limiting investments in our TAArget and UniFit stent-graft program, including suspension of the two U.S. trials.”

Sales and marketing expenses increased 4% in Q3 2010 to $4.7mm. The spending increase was driven by a larger sales force and increased commissions. The Company ended Q3 2010 with 63 sales reps versus 56 at the end of Q3 2009.

General and administrative expenses in Q3 2010 were $2.5mm, a 2% increase over the year-earlier quarter.

Q3 2010 research and development expenses decreased 22% to $1.1mm, primarily driven by lower regulatory and clinical spending, as well as reduced royalties. Additionally, the Company has elected to redeploy approximately $1.0mm which it spends annually on TAArget & UniFit R&D.

Brindisi Production Transfer

On October 27th, the Company’s Board approved the closure of its’ Brindisi factory and production transfer to Burlington. This is the Company’s sixth factory closure since 2002. The closure is anticipated to take place in December, 2010. The Brindisi employees went on strike October 4, returned to work October 20, 2010, and have agreed to work while separation terms are negotiated. During the nine months ending September 30, 2010, 4% of the Company’s revenues were derived from Brindisi-manufactured products. The Company currently expects non-severance charges of approximately $1.8mm. It is unclear when these non-severance charges will be recorded. Also, the Company cannot currently estimate severance charges. Due to the uncertainty of the timing and the amounts, no exit-related charges have been included in the Q4 and 2010 guidance given below. The Company expects this closure to increase operating income by approximately $1.0mm per year in 2012 and beyond.

Share Repurchase

During Q3 2010 the Company spent $383,000 to repurchase 59,409 shares of its common stock at an average price of $6.45 per share. The Company’s Board has authorized up to $5mm of its common stock to be purchased from time to time in the open market or in privately negotiated transactions. Since the program began in August 2009, $1.9mm of shares have been repurchased. Repurchases may be made under a Rule 10b5-1 plan, which permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time and will conclude no later than December 31, 2011, unless extended by the Company’s Board. The program is funded by the Company’s cash and cash equivalents.

Q4 2010 Business Outlook

The Company increased its full-year 2010 sales guidance to $55.9mm, which implies 12% organic growth versus 2009. The Company increased its Q4 2010 sales guidance to $14.3mm which implies 9% organic growth versus Q4 2009. The Company increased its full-year 2010 operating income guidance to $6.9mm, and its Q4 2010 operating income guidance to $1.6mm. Operating income guidance amounts exclude charges related to the Brindisi production transfer. Guidance amounts also exclude the effects of additional restructurings, acquisitions, foreign exchange fluctuations and distributor terminations.

The Company will provide full year 2011 guidance at its upcoming Analyst Day on December 2, 2011.

Analyst Day

The Company will host an Analyst Day to update the investment community on its growth initiatives, strategic priorities and financial outlook. The Company will also provide 2011 sales and operating income guidance at this event. Analyst Day will be held Thursday December 2, 2010 at Ruth’s Chris Steakhouse, 148 West 51st Street (& 7th Avenue), New York City, and will begin at 9 am EST and conclude at 12:30pm EST. Please contact Brian Kickham (bkickham@lemaitre.com) for more information.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. EDT today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 866-788-0546 (+1-857-350-1684 for international callers), using passcode 59857754. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of vascular surgeons. The Company’s devices are used to treat peripheral vascular disease; a condition the Company believes affects at least 20 million people worldwide.

Well-known to vascular surgeons, the Company’s diversified product portfolio consists of brand name devices used in arteries and veins outside of the heart, including the Expandable LeMaitre Valvulotome, Pruitt F3 Carotid Shunt, and AlboGraft Vascular Graft.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to properly understand the Company’s short-term and long-term financial trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. In addition, management uses results of operations before such items to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

This press release includes sales growth after adjusting for foreign exchange, business development transactions, and other non-recurring events. The Company refers to this as “organic” sales growth. The Company analyzes net sales on a constant currency basis net of acquisitions and other non-recurring events to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and highly variable in sales impact, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to both management and the Company’s investors. During Q2 2010, the Company divested the OptiLock Implantable Port and discontinued sales of the aSpire Stent.

This press release also includes increase in cash and marketable securities net of the Company’s share repurchase program. The Company analyzes changes in cash and marketable securities net of its share repurchase program in order to better measure the cash being produced by the Company’s business and operations as regularly conducted. Because its share repurchase program is a temporary and discretionary program highly dependent on market factors outside of the Company’s control such as the price and liquidity of the Company’s common stock, the Company believes that evaluating changes in cash and marketable securities net of its share repurchase program provides an additional and meaningful assessment to both management and the Company’s investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, statements regarding the Company’s financial and operational guidance, the projected closure date of its Brindisi, Italy manufacturing operations, the projected costs of such closure, and the projected financial benefits of the relocation of polyester graft production to the Company’s Burlington, Massachusetts headquarters are forward-looking, involving risks and uncertainties. The Company’s current quarterly financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results predicted. These risks and uncertainties include, but are not limited to, the risk that the Company does not generate sufficient operating scale to maintain or increase profitability; risks related to product demand and market acceptance of the Company’s products; the possibility that the Company’s new products may fail to provide the desired safety and efficacy or may not be accepted by the market for other reasons; the significant competition the Company faces from other companies, technologies, and alternative medical procedures; the risk that the Company may fail to expand its product offerings through internal development or acquisition; the general uncertainty related to seeking regulatory approvals for the Company’s products; and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	September 30, 2010	December 31, 2009
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$27,453	$23,192
Marketable securities	169	808
Accounts receivable, net	8,166	7,778
Inventories	6,910	6,498
Other current assets	1,458	1,274

Total current assets	44,156	39,550

Property and equipment, net	2,645	2,101
Goodwill	11,022	11,022
Other intangibles, net	2,737	3,316
Other assets	878	917

Total assets	$61,438	$56,906

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,425	$1,136
Accrued expenses	6,387	5,412

Total current liabilities	7,812	6,548

Long term debt	156	188
Deferred tax liabilities	1,779	1,546
Other long-term liabilities	391	411

Total liabilities	10,138	8,693

Stockholders’ equity
Common stock	161	159
Additional paid-in capital	64,281	63,475
Accumulated deficit	(10,547)	(14,596)
Accumulated other comprehensive income (loss)	(361)	94
Less: treasury stock	(2,234)	(919)

Total stockholders’ equity	51,300	48,213

Total liabilities and stockholders’ equity	$61,438	$56,906

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the nine months ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net sales	$13,656	$13,346	$41,629	$37,324
Cost of sales	3,258	3,603	10,257	10,193

Gross profit	10,398	9,743	31,372	27,131

Operating expenses:
Sales and marketing	4,698	4,508	14,339	12,903
General and administrative	2,533	2,494	7,642	7,431
Research and development	1,135	1,448	4,013	4,194
Restructuring charges	—	—	—	1,777
Impairment charge	—	—	68	106

Total operating expenses	8,366	8,450	26,062	26,411

Income from operations	2,032	1,293	5,310	720

Other income:
Interest income, net	8	11	20	4
Other income (loss), net	25	159	(3)	179

Total other income, net	33	170	17	183

Income before income taxes	2,065	1,463	5,327	903

Provision for income taxes	548	178	1,278	574

Net income	$1,517	$1,285	$4,049	$329

Net income per share of common stock:
Basic	$0.10	$0.08	$0.26	$0.02

Diluted	$0.09	$0.08	$0.25	$0.02

Weighted average shares outstanding:
Basic	15,622	15,695	15,638	15,675

Diluted	16,157	15,934	16,090	15,864

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2010		September 30, 2009		September 30, 2010		September 30, 2009
	$	%	$	%	$	%	$	%
Net Sales by Product Category:
Vascular	$9,971	73%	$8,936	67%	$29,735	71%	$24,901	67%
Endovascular	2,698	20%	3,301	25%	8,934	22%	9,284	25%
General Surgery	987	7%	973	7%	2,907	7%	2,829	7%

	13,656	100%	13,210	99%	41,576	100%	37,014	99%
OEM	0	0%	136	1%	53	0%	310	1%

Total Net Sales	$13,656	100%	$13,346	100%	$41,629	100%	$37,324	100%

Net Sales by Geography
Americas	$8,886	65%	$7,766	58%	$25,806	62%	$21,716	58%
International	4,770	35%	5,580	42%	15,823	38%	15,608	42%

Total Net Sales	$13,656	100%	$13,346	100%	$41,629	100%	$37,324	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

IMPACT OF FOREIGN CURRENCY AND BUSINESS ACTIVITIES

(amounts in thousands)

(unaudited)

	2010			2009				2008
	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Total net sales	13,656	14,158	13,815	13,584	13,346	12,630	11,348	12,111	12,023	12,739	11,847
Impact of currency exchange rate fluctuations (1)	(418)	(336)	314	613	(215)	(699)	(622)	(448)	452	836	674
Net impact of acquisitions, distributed sales and discontinued products, excluding currency exchange rate fluctuations (2)	(105)	(65)	95	397	333	234	101	235	703	929	1,133

(1)	Represents the impact of the change in foreign exchange rates compared to the corresponding quarter of the prior year based on the weighted average exchange rate for each quarter.
(2)	Represents the impact of sales of products of acquired businesses and distributed sales of other manufacturers' products, net of sales related to discontinued products and other activities, based on 12 months’ sales following the date of the event or transaction, for the current period only.

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending September 30, 2010
Net sales as reported	$13,656
Impact of currency exchange rate fluctuations	418
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	105

Adjusted net sales		$14,179

For the three months ending September, 2009
Net Sales as reported		$13,346

Adjusted net sales increase for the three months ending September 30, 2010		$833	6%

Reconciliation between GAAP and Non-GAAP sales growth for Vascular:
For the three months ending September 30, 2010
Net sales as reported	$9,971
Impact of currency exchange rate fluctuations	273

Adjusted net sales		$10,244

For the three months ending September 30, 2009
Net Sales as reported		$8,936

Adjusted net sales increase for the three months ending September 30, 2010		$1,308	15%

Reconciliation between GAAP and Non-GAAP sales growth for Endovascular
For the three months ending September 30, 2010
Net sales as reported	$2,698
Impact of currency exchange rate fluctuations	143
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	46

Adjusted net sales		$2,887

For the three months ending September, 2009
Net Sales as reported		$3,301

Adjusted net sales increase for the three months ending September 30, 2010		$(414)	-13%

Reconciliation between GAAP and Non-GAAP sales growth for General Surgery
For the three months ending September 30, 2010
Net sales as reported	$987
Impact of currency exchange rate fluctuations	2
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	59

Adjusted net sales		$1,048

For the three months ending September, 2009
Net Sales as reported		$973

Adjusted net sales increase for the three months ending September 30, 2010		$75	8%

Reconciliation between GAAP and Non-GAAP sales growth for Quarterly Guidance:
For the three months ending December 31, 2010
Net sales per guidance	$14,300
Impact of currency exchange rate fluctuations	349
Net impact of acquisitions, distributed sales and discontinued products, excluding currency	107

Adjusted net sales		$14,756

For the three months ending December 31, 2009
Net Sales as reported		$13,584

Adjusted net sales increase for the three months ending December 31, 2010		$1,172	9%

Reconciliation between GAAP and Non-GAAP sales growth for Annual Guidance:
For the year ending December 31, 2010
Net sales per guidance	$55,900
Impact of currency exchange rate fluctuations	789
Net impact of acquisitions, distributed sales and
discontinued products, excluding currency	182

Adjusted net sales		$56,871

For the year ending December 31, 2009
Net Sales as reported		$50,908

Adjusted net sales increase for the year ending December 31, 2010		$5,963	12%

Reconciliation between GAAP and Non-GAAP cash generation:
Net cash and cash equivalents as reported as of September 30, 2010	$27,453
Net marketable securities as reported as of September 30, 2010	169

Net “cash” as of September 30, 2010		$27,622
Addback of stock repurchases		383

Adjusted net “cash”			$28,005

Net cash and cash equivalents as reported as of June 30, 2010	$25,608
Net marketable securities as reported as of June 30, 2010	342

Net “cash” as of June 30, 2010			$25,950

Adjusted net cash generated			$2,055